Exhibit 4.1

GMAC COMMERCIAL CREDIT LLC - STEINWAY MUSICAL INSTRUMENTS, INC.

SEVENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT

MAY 26, 2004

SEVENTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT

AGREEMENT

SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 26, 2004 (this “Amendment”), to the Existing Credit Agreement (as hereinafter defined), by and among (i) CONN-SELMER, INC., f/k/a THE SELMER COMPANY, INC., a Delaware corporation, and the surviving corporation of the merger of United Musical Instruments USA, Inc. and United Musical Instruments Holdings, Inc. with and into Conn-Selmer, Inc. (“Conn-Selmer”), (ii) STEINWAY, INC., a Delaware corporation (“Steinway” and together with Conn-Selmer, the “Borrowers”), (iii) those signatories hereto and identified on Schedule I (as may be amended from time to time) as Guarantors (the “Guarantors”), (iv) the lenders (the “Lenders”) from time to time party to the Agreement (defined below) and (v) GMAC COMMERCIAL CREDIT LLC, a New York limited liability company (the “Administrative Agent”), as administrative agent for the Lenders hereunder.

RECITALS

A.            The Borrowers, Guarantors, the Administrative Agent and the Lenders have entered into the Existing Credit Agreement, pursuant to which the Lenders are providing to the Borrowers an $85,000,000 revolving credit facility, a $22,500,000 term loan facility and a $45,000,000 term loan facility, each of which are secured by certain accounts receivable, real estate, and other collateral of Conn-Selmer and Steinway and guaranteed by the Guarantors.  The parties desire to amend certain provisions of the Existing Credit Agreement as hereinafter provided.

B.            In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

ARTICLE I

Definitions

1.             Definitions.           (a)  In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

“Agreement”:  the Existing Credit Agreement as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

“Existing Credit Agreement”: the Second Amended and Restated Credit Agreement, dated as of September 14, 2000, among (i) Selmer, (ii) Steinway, (iii) UMI, (iv) the Guarantors, (v) the Lenders and (vi) the Administrative Agents as amended or otherwise modified from time to time prior to the Seventh Amendment Effective Date.

(b)           Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

ARTICLE II

Representations

1.             Representations.  Each of the Borrowers and Guarantors hereby represents and warrants as follows:

(a)           It has full power, authority and legal right to enter into this Amendment and perform all of its respective obligations hereunder. The execution, delivery and performance hereof is within its powers and has been duly authorized, is not in contravention of any Requirement of Law which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by which it is bound, and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of its assets under, the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

(b)           It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in each jurisdiction where qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a Material Adverse Effect.

(c)           This Amendment has been duly executed and delivered on its behalf and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)           The conditions contained in Article IV hereof have been satisfied.

(e)           Each of the Loan Documents is on the date hereof in full force and effect.

(f)            No Default or Event of Default has occurred and is continuing.

ARTICLE III

Amendment to Existing Credit Agreement

Schedule 2.1 to the Existing Credit Agreement is hereby deleted and replaced by Schedule 2.1 attached hereto.

ARTICLE IV

Conditions to Effectiveness

This Seventh Amendment, and the modifications to the Existing Credit Agreement provided for herein, shall become effective on the date (the “Seventh Amendment Effective Date”) on which all of the following conditions have been (or are concurrently being) satisfied:

1.             This Seventh Amendment shall have been duly executed and delivered by each party thereto.

2.             Each of the representations and warranties made by the Borrowers and Guarantors in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Seventh Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

3.             No Default or Event of Default shall have occurred and be continuing.

4.             All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Existing Credit Agreement and this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

ARTICLE V

Miscellaneous

1.             No Other Amendments; Confirmation.  Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect.

2.             Affirmation by Loan Parties.  Each Loan Party hereby reaffirms its obligations under the Loan Documents executed by such Loan Party.

3.             Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b)           This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrowers and the Administrative Agent, as the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

CONN-SELMER, INC.,
Borrower

	By	/s/ Dennis M. Hanson
Title:

STEINWAY, INC.,
Borrower

	By	/s/ Dennis M. Hanson
Title:

GMAC COMMERCIAL CREDIT LLC,
as Administrative Agent

	By	/s/ Harvey Winter
Title: Vice President

GMAC COMMERCIAL CREDIT LLC,
as Lender

	By	/s/ Harvey Winter
Title: Vice President

FLEET CAPITAL CORPORATION,
as Lender

	By	/s/ Daniel P. Corcoran
Title: Senior Vice President

THE BANK OF NEW YORK,
as Lender

	By	/s/ John M. Foley
Title:

[Signatures continue on following page]

[Signatures continued from preceding page]

BANKNORTH, N.A.,
as Lender

	By	/s/ Mark M. Evitts
Title:

LASALLE BUSINESS CREDIT, LLC
as Lender

	By	/s/ Daniel K. Clancy
Title: First Vice President

ISRAEL DISCOUNT BANK OF NEW YORK,
as Lender

	By	/s/ Ronald Bongiovanni
Title: Senior Vice President

ISRAEL DISCOUNT BANK OF NEW YORK,
as Lender

	By	/s/ Andy Allta
Title: Assistant Vice President

SCHEDULE I

GUARANTORS

Steinway Musical Instruments, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson
Title:

800 South Street
Suite 505
Waltham, MA 02453

The Steinway Piano Company, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson
Title:

600 Industrial Parkway
Elkhart, IN 46516

The SMI Trust,
Guarantor

By:	/s/ Dennis M. Hanson
Title:

800 South Street
Suite 425
Waltham, MA 02453

S&B Retail, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson
Title:

455 Route 17 South
Paramus, New Jersey 07652

Boston Piano Company, Inc.,
Guarantor

By:	/s/ Dennis M. Hanson
Title:

37-11 19th Avenue
Long Island City, NY 11105

The O.S. Kelly Company,
Guarantor

By:	/s/ Dennis M. Hanson
Title:

P.O. Box 1267
318 E. North Spring Street
Springfield, OH 45503

SCHEDULE 2.1

LENDER COMMITMENTS

Term Loan A Commitment

Lender	Term Loan A Commitment

GMAC Commercial Credit LLC	$4,904,330.08
Fleet Capital Corporation	$4,139,357.21
Banknorth	$2,522,969.84
The Bank of New York	$2,531,202.35
LaSalle	$1,932,637.07
Israel Discount Bank	$1,538,931.32

TOTAL:	$17,569,427.87

Term Loan B Commitment

Lender	Term Loan B Commitment

GMAC Commercial Credit LLC	$7,481,891.29
Fleet Capital Corporation	$6,314,872.78
Banknorth	$3,848,963.20
The Bank of New York	$3,861,522.45
LaSalle	$2,948,370.14
Israel Discount Bank	$2,347,745.07

TOTAL:	$26,803,364.93

Revolving Credit Commitment

Lender	Revolving Credit Commitment

GMAC Commercial Credit LLC	$23,757,500.00
Fleet Capital Corporation	$20,026,000.00
Banknorth	$12,206,000.00
The Bank of New York	$12,215,228.45
LaSalle	$9,350,000.00
Israel Discount Bank	$7,445,271.55

TOTAL:	$85,000,000

Total Commitment

Revolving Credit, Term Loan A, and Term Loan B		Percentage

GMAC Commercial Credit LLC	$36,143,721.37	27.95%
Fleet Capital Corporation	$30,480,229.99	23.56%
Banknorth	$18,577,933.04	14.36%
The Bank of New York	$18,607,953.25	14.37%
LaSalle	$14,231,007.21	11.00%
Israel Discount Bank	$11,331,947.94	8.76%

TOTAL:	$129,372,792.80	100.00%